Exhibit 10.4

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

SUBLEASE AGREEMENT

This SUBLEASE AGREEMENT (the “Sublease”) is made as of this 9th day of February, 2016 (the “Effective Date”), by and between LUPIN, INC., a Maryland corporation (“Sublandlord”) and NEXTCURE, INC., a Delaware corporation (“Subtenant”).

WITNESSETH:

WHEREAS, by that certain Lease Agreement dated August 15, 2014, as amended by that certain First Amendment to Lease Agreement dated February 12, 2015 (the “Prime Lease”) between Sublandlord and ARE-8000/9000/10000 Virginia Manor, LLC, a Delaware limited liability company (the “Prime Landlord”), Sublandlord currently leases approximately 35,055 rentable square feet of space known as Suites 200 and 201 (the “Premises”) in a building located at 9000 Virginia Manor Road, Beltsville, Maryland 20705 (the “Building”).  The Prime Lease is guaranteed by Lupin Pharmaceuticals, Inc., a Virginia corporation, pursuant to a Guaranty of Lease dated August 15, 2014 (the “Guaranty”).  True and complete copies of the Prime Lease and Guaranty are attached hereto as Exhibit A; and

WHEREAS, Sublandlord has agreed to lease to Subtenant and Subtenant has agreed to lease from Sublandlord certain space within the Premises containing approximately 24,846 rentable square feet of space known as Suite 200, as more particularly shown on Exhibit B (the “Subleased Premises”), in accordance with the terms of this Sublease; and

WHEREAS, all capitalized terms used but not defined in this Sublease shall have the same meanings ascribed to them in the Prime Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.                                      Subleased Premises; Term.  Sublandlord hereby leases to Subtenant the Subleased Premises.  The term of this Sublease shall commence on the later to occur of (i) the Effective Date, (ii) delivery of the Subleased Premises in vacant, broom clean condition (the “Delivery Condition”) or (iii) the date of Prime Landlord’s approval of the Sublease by delivery of the Landlord Consent (as hereinafter defined) (the “Commencement Date”) and terminate on August 31, 2025 (the “Sublease Term”).  If the Commencement Date has not occurred on or before the date that is thirty (30) days after the Effective Date, then Subtenant shall have the option, in its sole discretion, to terminate this Sublease by written notice to Sublandlord, in which event all amounts theretofore paid by Subtenant to Sublandlord, and any letter of credit delivered to Sublandlord, shall be promptly returned to Subtenant and the parties shall be relieved of and released from all other obligations under this Sublease.

2.                                      Prime Lease.

(a)                                 Except as otherwise expressly provided in this Sublease or as modified by Section 2(c) hereof and except as the same may be inapplicable hereto or inconsistent herewith, (i) this Sublease is subject to and made upon all the terms, covenants and conditions of the Prime Lease as applicable to the Subleased Premises, with the same force and effect as if fully set forth herein, and (ii) all terms, covenants and conditions which Sublandlord is bound to comply with under the Prime Lease shall be binding upon Subtenant hereunder insofar as any such term, covenant, or condition affects the Subleased Premises or Subtenant’s use thereof.

Subtenant agrees to observe and perform the terms, covenants and conditions on its part to be observed and performed hereunder as well as those applicable terms, covenants and conditions to be observed and performed by Sublandlord, as tenant under the Prime Lease; and Subtenant agrees to be bound by the provisions of the Prime Lease insofar as they apply to the Subleased Premises.  Except as set forth herein, the remedies of the parties, as Sublandlord and Subtenant hereunder, shall be the same as the respective remedies of landlord and tenant under the Prime Lease.

(c)                                  Regarding the Subleased Premises, Subtenant shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants or conditions of the Prime Lease.  Subtenant will indemnify and hold harmless Sublandlord from and against all losses, costs, damages, expenses and liability, including reasonable attorneys’ fees, which Sublandlord may incur or pay out by reason of any injuries to person or property occurring in, on or about the Subleased Premises, or by reason of any breach or default by Subtenant hereunder.  Sublandlord will indemnify and hold harmless Subtenant from and against all losses, costs, damages, expenses and liability, including reasonable attorneys’ fees, which Subtenant may incur or pay out by reason of any injuries to person or property occurring in, on or about the Premises (excluding the Subleased Premises), or by reason of any breach or default by Sublandlord under the Prime Lease or hereunder.

(d)                                 The following provisions of the Prime Lease shall be inapplicable to Subtenant’s occupancy hereunder and shall not be incorporated herein:  last two paragraphs of Section 2; Section 3; Section 4; Section 35; Section 36(B), Section 38(a); Section, 39; Section 40; Exhibit A; Exhibit C and Exhibit H.  Any Excess Rent generated by this Sublease shall be the sole responsibility of Sublandlord.

3.                                      Rent.  During the Sublease Term, Subtenant shall pay to Sublandlord for the use and occupancy of the Subleased Premises the following:

(a)                                 Base rent (the “Base Rent”) for the first three (3) years of the Sublease Term as follows:

Sublease Term	Monthly Base Rent		Annual Base Rent
Commencement Date — Month 10	$	[***]
Months 11-12	$	[***]
Months 13-16	$	[***]
Months 17-24	$	[***]
Months 25-36	$	[***]	$	[***]

During the fourth (4th) year of the Sublease Term (i.e. Months 37-48) and for each year of the Sublease Term thereafter, annual Base Rent shall increase by [***] over the annual Base Rent in effect for the prior year.  [***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 From the date that is three (3) months following the Commencement Date, Subtenant shall pay Subtenant’s proportionate share of the additional rent payments Sublandlord is obligated to make under the Prime Lease with respect to “Operating Expenses”, all as more fully set forth and calculated in accordance with the provisions of Section 5 of the Prime Lease.  “Subtenant’s proportionate share” means a fraction, the numerator of which is the number of rentable square feet in the Subleased Premises and the denominator of which is the number of square feet in the Premises, subject to adjustment from time to time as such areas may change.

Base Rent shall be payable in advance, without any notice or demand therefor and without deduction (except as expressly provided herein or in the Prime Lease), set-off, recoupment, or counterclaim on the first day of each month during the term of this Sublease.  All rent and other sums due from Subtenant to Sublandlord under this Sublease, which are not otherwise designated as Base Rent, shall constitute “Additional Rent”.  Any Additional Rent accruing to the Sublandlord under this Sublease, except as is otherwise set forth herein, shall be due and payable upon the later of ten (10) business days following notice to Subtenant or when the installment of Base Rent next falling due after such Additional Rent accrues and becomes due and payable, provided that (a) Sublandlord shall have a longer period of time to make such payment under the Prime Lease, in which event the longer time period shall govern, and (b) Subtenant shall have thirty (30) days after receipt of the Annual Statement (accompanied by Sublandlord’s calculation of the Subtenant’s proportionate share thereof) to make any payment of Subtenant’s proportionate share due from Subtenant.  All payments of Base Rent and Additional Rent shall be payable at the address set forth for Sublandlord in Section 4(f) hereof or at such other place as Sublandlord may designate by proper notice to Subtenant, and shall be made payable to Sublandlord.

4.                                      Delivery of Subleased Premises/Improvements; Use; Notices.  Notwithstanding anything to the contrary contained herein or in the Prime Lease, the parties agree as follows:

(a)                                 Sublandlord shall deliver the Subleased Premises to the Sublandlord in the Delivery Condition, and Subtenant acknowledges that no representations with respect to the Subleased Premises have been made by Sublandlord, except as follows:

(i)                                     The Prime Lease is not modified or amended and is in full force and effect;

(ii)                                  Sublandlord has not sublet the Subleased Premises or assigned the Prime Lease and has full and complete authority to enter into this Sublease;

(iii)                               Sublandlord has not filed (and has no present intention to file) any petition or debtor’s claim under Federal or state bankruptcy or insolvency laws, and no such action has been filed against Sublandlord;

(iv)                              the Commencement Date of the Base Term of the Prime Lease is September 1, 2014, and the expiration date of the Base Term of the Prime Lease is August 31, 2025;

(v)                                 Sublandlord has delivered to Subtenant true, correct and complete copies of all environmental reports in its possession regarding the Premises and the Building; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(vi)                              No Alterations or Installations have been performed by or on behalf of Sublandlord in the Subleased Premises.

(b)                                 During the Sublease Term, Subtenant shall be permitted to use all existing cabinetry, casework, UPS systems, power surge protectors, power generators, communications systems, security systems, laminar flow heads, chemical fume hoods (walk-in or bench top), walk-in freezers/refrigerators, autoclaves, glass washing equipment and any other laboratory equipment located in the Subleased Premises as of January 8, 2016.  The foregoing items are made available for Subtenant’s use in “as is” condition, at no charge or fee, and Sublandlord shall have no obligation to alter, repair, replace or install such items.

(c)                                  Any and all improvements or alterations to the Subleased Premises shall be performed by Subtenant at its sole cost and expense (subject to use of the Subtenant Allowance (as defined below)) in accordance with the terms of Section 12 of the Prime Lease.  Any and all improvements or alterations to the Subleased Premises shall be subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Any improvements or alterations affecting the Building Systems or the exterior or structure of the Building shall be subject to the prior written approval of the Prime Landlord, to the extent so required in and subject to the same standards set forth in the Prime Lease.

(d)                                 Subtenant shall have the right to perform the following initial improvements to the Subleased Premises to make the Subleased Premises ready for Subtenant’s occupancy (the “Subtenant’s Work”):

•                  Remove existing carpet in the Subleased Premises;

•                  Seal, to the satisfaction of Subtenant, the entire first floor of the Subleased Premises with a vapor barrier, including office areas (properly preparing such areas to receive carpet), laboratory areas and concrete floor areas;

•                  Replace all existing vinyl composition tiles and cove molding within the first floor of the Subleased Premises; and

•                  Perform such other work as Subtenant shall deem necessary or appropriate to make the Subleased Premises ready for Subtenant’s occupancy, subject to the provisions of Section 4(c) above.  Subtenant shall work directly with Prime Landlord regarding the coordination and approval of Subtenant’s Work.  Sublandlord shall reasonably cooperate with Subtenant in connection with such Subtenant’s Work (at no cost to Sublandlord) and shall not interfere with Subtenant’s performance of Subtenant’s Work.  If Subtenant is prevented from performing Subtenant’s Work due to Prime Landlord’s failure to respond to Subtenant’s request(s) for approval of plans and specifications in connection with Subtenant’s Work within twenty (20) days after Subtenant’s delivery of such plans and specifications to Prime Landlord, then Subtenant shall have the option, in its sole discretion, to terminate this Sublease by written notice to Sublandlord within twenty (20) days after expiration of such twenty (20) day period, in which event all amounts theretofore paid by Subtenant to Sublandlord, and any letter of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

credit delivered to Sublandlord, shall be promptly returned to Subtenant and the parties shall be relieved of and released from all other obligations under this Sublease.  The foregoing termination right shall only be apply to Subtenant’s Work and shall not apply to any alterations or improvements performed by Subtenant to the Subleased Premises during the Sublease Term.  If Subtenant fails to timely exercise the foregoing termination right, such termination right shall be waived and of no further force or effect.

Sublandlord shall pay to Subtenant an allowance equal to $[***] (the “Subtenant Allowance”) in order to assist in the payment of the Subtenant’s Work and such other alterations, fixtures, equipment, furniture, cabling costs, telecom costs and fees, and soft costs (including without limitation architect’s fees, engineering fees, permit fees, moving costs and other similar costs and expenses) with respect to the Subleased Premises as Subtenant shall determine are necessary or appropriate, subject to the provisions of Section 4(c).  Sublandlord shall disburse portions of the Subtenant Allowance within fifteen (15) days following a request therefor from Subtenant, which request shall be accompanied by reasonably detailed invoices for services performed, work done and/or materials provided, except that invoices related to sealing the concrete floor in the Subleased Premises with a vapor barrier and replacing the existing vinyl composition tiles within the Subleased Premises shall be explicitly detailed so that Sublandlord can definitively determine the costs for such work.  In the event that the Subtenant Allowance has not been fully disbursed on or before the end of the 24th month following the Commencement Date, any remaining amount shall be credited against the next due Rent under this Sublease.

(e)                                  Subtenant shall use and occupy the Subleased Premises solely for the Permitted Use set forth in the Prime Lease and for no other purpose.  On the Commencement Date and for the remainder of the Sublease Term, Subtenant shall have access to the Building, the Subleased Premises and the Common Areas 24 hours per day, 7 days per week, 365 days per year, subject to the terms of the Prime Lease.

(f)                                   Notices and other communications hereunder shall be given or made in the same manner described in Section 41(a) of the Prime Lease addressed to Sublandlord or Subtenant at the address set forth below or at such other address as Sublandlord or Subtenant may have previously designated for such purpose by a written notice.

Sublandlord:
Lupin, Inc.

Subtenant:
NextCure, Inc.
9000 Virginia Manor Road, Suite 200
Beltsville, Maryland 20705
Attn:  Michael Richman, CEO

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

With a copy (which shall not constitute notice) to:
Howard Rosenstock, Esq.
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004

(g)                                  Sublandlord shall promptly send to Subtenant any notices it receives from Prime Landlord unless such notice relates solely to the Premises and not in any way to the Subleased Premises.

(h)                                 If for any reason the term of the Prime Lease shall be terminated prior to the expiration date of this Sublease, Sublandlord shall not be liable to Subtenant by reason thereof, provided, however that (i) Sublandlord shall be liable to Subtenant for any termination of the Prime Lease caused by or arising from any default, act or omission of Sublandlord and (ii) the provisions of this clause (h) shall be subject to the following:

(A)                               Sublandlord shall not do any act or omission that would be prohibited under the terms of the Prime Lease, and shall not be in default under the Prime Lease;

(B)                               Sublandlord will not terminate (and will not permit the termination of) the Prime Lease for any reason; and

(C)                               in the event the Prime Lease shall be terminated for any reason, so long as Subtenant shall not then be in default and provided that Prime Landlord approves same pursuant to the Landlord Consent, this Sublease shall remain in effect, notwithstanding any contrary provision in this Sublease or the Prime Lease, Subtenant shall not be disturbed, Prime Landlord shall recognize Subtenant as its direct tenant, Subtenant shall attorn to Prime Landlord, and this Sublease and shall become a primary and direct lease between Prime Landlord and Subtenant with all of the business terms hereof surviving and being incorporated into such lease (and Prime Landlord and Subtenant shall reasonably amend this Sublease to the extent necessary to effect such a primary lease).

5.                                      Insurance.  Subtenant shall obtain and maintain all insurance types and coverages as specified in the Prime Lease to be obtained and maintained by Sublandlord, as tenant, in amounts of not less than those specified in the Prime Lease.  All policies of insurance obtained by Subtenant shall name Prime Landlord and Sublandlord as additional insureds thereon in accordance with the Prime Lease.  Subtenant’s insurance shall be primary over Prime Landlord’s and Sublandlord’s insurance.  On the Effective Date and during the Sublease Term on Sublandlord’ s request, Subtenant shall deliver to Sublandlord certificates in accordance with the requirements of the Prime Lease reflecting that Subtenant has obtained and is maintaining the required insurance coverage in the appropriate amounts.

6.                                      Signs.  Subtenant shall have the right, at its sole cost and expense and in compliance with all Legal Requirements, to install its logo on the façade of the Building after obtaining the prior written approval of Sublandlord, not to be unreasonably withheld, conditioned or delayed, and Prime Landlord.  If approved, Subtenant shall, at its sole cost and expense, remove such logo in a good and workmanlike manner and in compliance with all Legal Requirements on the expiration or earlier termination of the Sublease Term.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.                                      Parking.  Subject to the terms of Section 10 of the Prime Lease, Subtenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Subleased Premises and the rentable areas of the Project occupied by such other tenants, to park in the non-reserved parking areas of the Project designated by Prime Landlord during the Sublease Term at no cost or expense to Subtenant.  As of the Commencement Date, the current parking ratio is 3 standard sized spaces per 1,000 rentable square feet.  Except as set forth herein, Tenant shall have no further parking rights during the Sublease Term.

8.                                      Services and Utilities.  During the Sublease Term, Subtenant shall be responsible for the payment of any and all utility and services charges for the Subleased Premises in accordance with Section 11 of the Prime Lease.  In addition, Subtenant shall arrange, at its sole cost and expense, for its own janitorial service for the Subleased Premises, telephone service for the Subleased Premises (including hardware, service and hook-up) and hazardous waste removal from the Subleased Premises.

Notwithstanding anything herein to the contrary, Subtenant acknowledges that any and all services and utilities with respect to the Subleased Premises and the Building to be provided by Prime Landlord under the Prime Lease are to be provided by Prime Landlord and not by Sublandlord.  Sublandlord shall under no circumstances be responsible for providing any of such services or utilities, nor shall Sublandlord have any obligation to restore the Subleased Premises in the event of a casualty or condemnation as described in the Prime Lease.  Notwithstanding the foregoing, at Subtenant’s request, (a) Sublandlord shall make immediate demand upon Prime Landlord for any services and utilities that are required to be provided by Prime Landlord under the Prime Lease and (b) Sublandlord shall, at Subtenant’s expense (x) reasonably cooperate in Subtenant’s filing and pursuit of any legal proceedings against Prime Landlord as Subtenant deems necessary or appropriate, in Subtenant’s reasonable judgment, in order to enforce the provisions of, or Prime Landlord’s obligations under, the Prime Lease, and (y) if required or necessary (in Subtenant’s reasonable judgment), join into any legal proceeding instituted by Subtenant in order for Subtenant to proceed with a claim against Prime Landlord to enforce the provisions of, or Prime Landlord’s obligations under, the Prime Lease.

9.                                      Obligations of Prime Landlord under Prime Lease.  Except for its obligations set forth in Section 8 above, Sublandlord shall have no obligation or liability to Subtenant in the event that Prime Landlord fails to perform any of its obligations as Prime Landlord.

10.                               Assignment and Subletting.  Subject to the terms of Section 22 of the Prime Lease, Tenant shall have the right to assign or sub-sublease this Sublease, in whole or in part, subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed, and Prime Landlord (subject to the same standards applicable to Sublandord, as tenant, as set forth in Section 22 of the Prime Lease).

11.                               Security Deposit.  Subtenant shall deposit with Sublandlord within five (5) business days following Subtenant’s execution hereof a cash deposit equal to $[***] (the “Deposit”) as security for Subtenant’s faithful performance of Subtenant’s obligations hereunder.  If Subtenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may, upon notice to Subtenant and the expiration of five (5) days, use or apply all or any portion of the Deposit for the payment of any rent or other charge in default, or for the payment of any other losses or damages which Sublandlord reasonably incurs by reason of Subtenant’s default.  If Sublandlord uses or applies all or any

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

portion of the Deposit for the purposes set forth herein, Subtenant shall within ten (10) business days after written demand therefor deposit cash with Sublandlord in an amount sufficient to restore the Deposit to its full amount and Subtenant’s failure to do so will be a material breach of this Sublease.  Sublandlord will not be required to keep the Deposit separate from its general accounts.  If Subtenant performs all of Subtenant’s obligations hereunder, the Deposit, or so much thereof as has not been used or applied by Sublandlord, will be returned to Subtenant at the expiration of the Sublease Term, within ten (10) business days after Subtenant has vacated the Subleased Premises.  No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit.

In lieu of a cash Deposit, Subtenant may deliver to Sublandlord an unconditional irrevocable letter of credit issued by a commercial bank reasonably acceptable to Sublandlord payable to Sublandlord or Sublandlord’s assigns as “beneficiary” in the amount of the Deposit (the “Letter of Credit”).  Sublandlord hereby pre-approves Silicon Valley Bank for issuance of the Letter of Credit.  If Sublandlord uses or applies all or any portion of the Letter of Credit to satisfy a default by Subtenant as provided above, Subtenant shall within ten (10) business days after written demand therefor restore the amount of the Letter of Credit drawn so that the Letter of Credit is restored to the amount existing prior to any drawing.  The Letter of Credit shall expire at the end of the Sublease Term.  Sublandlord shall return the Letter of Credit to Subtenant at the expiration of the Sublease Term, within ten (10) business days after Subtenant has vacated the Subleased Premises.

12.                               Approvals and Consent.  In all provisions of the Prime Lease requiring the approval or consent of Prime Landlord, Subtenant shall be required to obtain the approval or consent of Prime Landlord (subject to a reasonableness standard to the extent set forth in the Prime Lease).  Sublandlord shall use commercially reasonable efforts to assist Subtenant (but with no obligation to pay any out-of-pocket fees or sums) in obtaining such approvals or consents if requested.

13.                               Brokers.  Each party hereto represents and warrants that such party has not employed any broker or finder in respect of this Sublease other than [***] Subtenant’s broker.  Sublandlord’s broker (a) shall be paid a commission by Sublandlord and in turn (b) shall pay Subtenant’s broker, all pursuant to separate agreements.  Each party shall indemnify and hold harmless the other party hereto from and against any claim or claims for brokerage or other fees or commissions arising from or out of any breach of the foregoing representation and warranty.

14.                               Generator.  Subject to the terms of Section 11(b) of the Prime Lease, the Suite 200 Generator shall be available for Subtenant’s use during the Sublease Term.  Subtenant shall be responsible for any costs associated with maintenance of the Suite 200 Generator, including obtaining any required maintenance contract per Section 11(b)(iv) of the Prime Lease.  At the end of the Sublease Term, Subtenant shall be responsible for the return of the Suite 200 Generator to Prime Landlord in accordance with the terms of and in the condition required by Section 11(b)(vi) of the Prime Lease.

15.                               Hazardous Materials/Decontamination.  Subtenant shall comply with all terms of Section 30 of the Prime Lease with respect to Hazardous Materials in the Subleased Premises.  In accordance with the terms of Section 30 of the Prime Lease, Subtenant shall have no indemnification, remediation or other obligation under Section 30 of the Prime Lease for any contamination or Environmental Claim if such contamination or Environmental Claim arises

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

from any Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Subleased Premises or the Premises by Sublandlord, its employees or contractors, or another tenant unrelated or unaffiliated with Subtenant, or by any other person or entity (including, without limitation, Prime Landlord), or that existed in the Subleased Premises or the Premises as of the Commencement Date and were not brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Subleased Premises by Subtenant, its agents, servants, employees, invitees or contractors.  Sublandlord and Subtenant hereby agree that the indemnifications set forth in Section 30 of the Prime Lease with respect to the Premises shall be applicable to the Subleased Premises.

16.                               Subordination.  At Subtenant’s request, Sublandlord shall use its commercially reasonable efforts to assist Subtenant, at no cost to Sublandlord, in obtaining a non-disturbance agreement in favor of Subtenant from Prime Landlord’s future lenders assuring Subtenant’s quiet and continuing enjoyment of the Subleased Premises (and all rights, benefits and privileges of and under this Sublease) notwithstanding any termination of the Prime Lease due to foreclosure, deed in lieu or other conveyance of the fee estate.

17.                               Maintenance Contracts.  During the Sublease Term, Subtenant shall maintain, at its sole cost and expense, the HVAC Maintenance Contracts for the rooftop mounted HVAC units exclusively serving the Subleased Premises pursuant to the terms set forth in Section 14(a) of the Prime Lease.  To the extent required by the Prime Lease, Subtenant shall obtain Prime Landlord’s consent prior to accessing the Building’s roof area for such maintenance.  In addition, Subtenant shall maintain, at its sole cost and expense, maintenance and repair contracts with qualified contractors for any material equipment (i.e. hoods) in the Subleased Premises.  Subtenant shall be responsible for the cost of any equipment it determines to replace during the Subleased Term.

18.                               Benefit and Burden.  This Sublease shall inure to the benefit of and bind the successors and assigns of the parties hereto.

19.                               No Waiver.  No waiver of any party to any breach hereunder shall be deemed a waiver of any other or subsequent breach.

20.                               Amendment.  This Sublease may not be altered, amended, changed, waived, terminated or modified in any respect or particular unless the same shall be in writing and signed by Sublandlord and Subtenant.

21.                               Counterparts.  This Sublease may be executed in multiple counterparts, all of which taken together shall constitute one and the same original.

22.                               Choice of Law.  Construction and interpretation of this Sublease shall be governed by the internal laws of the State of Maryland, excluding any principles of conflicts of laws.

23.                               Prime Landlord’s Consent.  This Sublease shall not be effective unless and until approved by Prime Landlord as indicated by Prime Landlord’s execution of a Consent to Sublease agreement in a form reasonably satisfactory to Sublandlord and Subtenant (“Landlord Consent”).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

24.                               Loading Docks; Roof.  Subject to the provisions of the Prime Lease and approval of the Prime Landlord, (a) Subtenant shall have the exclusive access and right to the warehouse/receiving and loading docks areas during the Term and (b) Subtenant shall have access to a reasonable portion of the roof area above its Subleased Premises (and shall have allocation of reasonable conduits to the roof area).

25.                               No Personal Liability.  The officers, directors, shareholders and employees of Sublandlord and Subtenant, respectively, shall have no personal liability for the respective obligations of the parties set forth in this Sublease.

[SIGNATURES ON FOLLOWING PAGE]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement the day and year first above written.

SUBLANDLORD:

LUPIN, INC., a Maryland corporation

By:	/s/ Sean Moriarty

Name: Sean Moriarty

Title: VP Legal

SUBTENANT:

NEXTCURE, INC., a Delaware corporation

By:	/s/ Michael Richman

Name: Michael Richman

Title: President & CEO

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

Prime Lease and Guaranty

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“this Lease”) is made as of this 15 day of August, 2014, between ARE-800019000110000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and LUPIN, INC., a Maryland corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	Suites 200 and 201, 9000 Virginia Manor Road, Beltsville, Maryland 20705.

Premises:	That portion of the Project, containing approximately 27,755 rentable square feet, as determined by Landlord, as shown as the cross-hatched areas on Exhibit A.

Project:	The real property on which the building (“Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:

Rentable Area of Premises: 27,755 sq. ft.

Rentable Area of Project: 191,884 sq. ft.	Tenant’s Share of Operating Expenses: [***]%

Security Deposit:	Target Commencement Date: September 1, 2014

Rent Adjustment Percentage: [***]%

Base Term:	Beginning on the Commencement Date and ending 132 months thereafter.

Permitted Use:

research and development laboratory, production (including, but not limited to, production of clinical supplies), Good Manufacturing Practices laboratory, related office and other related uses associated with a global pharmaceutical organization and consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
[***]	[***]

Tenant’s Notice Address
[***]

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A — PREMISES DESCRIPTION	☒ EXHIBIT B — DESCRIPTION OF PROJECT

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☒ EXHIBIT C — WORK LETTER	☒ EXHIBIT D — COMMENCEMENT DATE
☒ EXHIBIT E — RULES AND REGULATIONS	☒ EXHIBIT F — TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G — INSTALLATIONS	☒ EXHIBIT H — GUARANTY OF LEASE

1.                                      Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project that are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of or access to the Premises for the Permitted Use. Subject to a Taking (as defined in Section 19) and Force Majeure (as defined in Section 34), Tenant shall have access to the Premises (and the right to use the Common Areas subject to a Taking, Force Majeure, and the provisions of Section 13) 24 hours per day, 7 days per week, 365 days per year during the Term.

2.                                      Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to make the Premises available to Tenant for Tenant’s Work under the Work Letter within 5 days of full execution of this Lease and Tenant’s delivery of evidence of the insurance required hereby and by the Work Letter (“Delivery” or “Deliver”). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not Deliver the Premises within 60 days of the Target Commencement Date for any reason other than Force Majeure Delays, this Lease may be terminated by Tenant by written notice to Landlord, and if so terminated, neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease. As used herein, “Force Majeure Delays” means delays arising by reason of any Force Majeure. If Tenant does not elect to void this Lease within 5 business days of the lapse of such 60 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” means the date of Delivery of the Premises. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, that Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above in the Basic Lease Provisions and any Extension Terms that Tenant may elect pursuant to Section 40 hereof.

Except as set forth in the Work Letter, if applicable, and this paragraph: (I) Tenant shall accept Delivery of the Premises; (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) subject to the provisions of this paragraph, Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken. Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, except the obligation to pay Base Rent shall not commence until the Commencement Date (subject to the abatement of Base Rent described in Section 4(a)).

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings, and negotiations that are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments, and agreements contained herein.

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Concurrently with the execution and delivery of this Lease, Tenant shall cause Guarantor (as defined in the Guaranty) to execute and deliver to Landlord the Guaranty of Lease (“Guaranty”) in the form attached hereto as a part hereof as Exhibit H.

3.                                      Rent.

(a)                                 Base Rent. Beginning on the Commencement Date (but subject to the abatement of Base Rent described in Section 4(a)), Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above or via wire transfer in immediately available federal funds as set forth below, or to such other person or at such other place as Landlord may from time to time designate in writing, Payments of Base Rent for any fractional calendar month shall be prorated. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease. Tenant shall be permitted to pay Rent via wire transfer in immediately available federal funds to the account designated by Landlord. On written request from Tenant, Landlord shall provide Tenant with wire instructions for the account to which Tenant shall wire payments of Rent.

(b)                                 Additional Rent. In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants, and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.                                      Base Rent Adjustments. Base Rent shall be increased on each anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

(a)                                 Abatement. Notwithstanding anything to the contrary contained in this Lease, but provided Tenant is not in Default hereunder, Landlord hereby grants Tenant an abatement of the Base Rent payable during the period beginning on the Commencement Date and ending 12 months after the Commencement Date. For the avoidance of doubt, if the Commencement Date occurs on the first day of a month, such abatement will be measured from that date. If the Commencement Date occurs on a day other than the first day of a month, such abatement will be measured from the first day of the following month. Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent due in accordance with the provisions of this Lease. Notwithstanding anything to the contrary in this Section 4(a), the adjustment in the Base Rent as set forth in this Section 4 shall be based on the full and unabated amount of Base Rent payable for the first 12 month period from and after the Commencement Date.

5.                                      Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (“Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. Beginning on the Commencement Date, Tenant shall pay Landlord on or before the first day of each calendar month during the Term hereof an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

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The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements (such capital repairs and improvements to be amortized over their useful life in accordance with generally acceptable accounting principles consistently applied) (“Permitted Capital Expenditures”), and the costs of Landlord’s third party property manager (not to exceed [***]% of Base Rent) or, if there is no third party property manager, administration rent in the amount of [***]% of Base Rent), excluding only:

(a)                                 the original construction costs of the Project and renovation prior to the date of this Lease and costs of correcting defects in such original construction or renovation;

(b)                                 except for Permitted Capital Expenditures, capital expenditures for expansion of the Project;

(c)                                  costs incurred in connection with environmental clean-up, response action or remediation on, in, or under or about the Project, to the extent related to known conditions existing in, on or under or about the Project on or before the date hereof as disclosed by that certain Phase I Environmental Site Assessment of 9000, 9000, and 10000 Virginia Manor Road, Beltsville, Maryland, dated January 29, 1998, and prepared by Dames & Moore, or costs incurred by Landlord in remediating any Hazardous Materials (as defined in Section 30) that are Landlord’s responsibility to remediate under this Lease;

(d)                                 interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(e)                                  depreciation of the Project (except for Permitted Capital Expenditures);

(f)                                   advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(g)                                  legal and other expenses incurred in the negotiation or enforcement of leases;

(h)                                 completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(i)                                     costs of utilities outside normal business hours sold to tenants of the Project;

(j)                                    costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(k)                                 salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(l)                                     general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(m)                             costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants,

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and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(n)                                 costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(o)                                 penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(p)                                 overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(q)                                 costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(r)                                    costs in connection with services (including electricity), items or other benefits of a type that are not standard for the Project and that are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(s)                                   costs incurred in the sale or refinancing of the Project;

(t)                                    net income taxes of Landlord or the owner of any interest in the Project (except to the extent such net income taxes are in substitution for any Taxes payable hereunder), franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(u)                                 management fees or administrative fees except the management fee specifically included in Operating Expenses;

(v)                                 costs of reserves of any kind not approved by Tenant; and

(w)                               any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required but not longer than 120 days after the end of each calendar year), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 30 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

each item contested and the reason therefor. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Project is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.                                      Intentionally Deleted.

7.                                      Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises that is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits; provided, however, that in no event shall Tenant’s Permitted Use in compliance with this Lease be deemed a violation of the foregoing. As of the Commencement Date, Landlord confirms that Tenant’s use of the Premises in accordance with the Permitted Use and all applicable Legal Requirements will not cause an increase in the premiums for the insurance that Landlord is required to maintain under this Lease. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord within 30 days after written notice as Additional Rent upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises in a manner that is not in compliance with the Permitted Use. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner that will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

(a)                                 Modifications to Common Areas. Landlord shall be responsible for the compliance of the Common Areas of the Project, including the non-exclusive stairwell in the Building that provides Tenant with access to the second floor of the Premises (“Shared Tenant Stairwell”), and the exterior of the Building with the ADA as of the Commencement Date. Thereafter, Landlord shall, as an Operating

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located and to the extent such Operating Expense is permitted under the terms of this Lease) or at Tenant’s expense (to the extent such Legal Requirement is applicable solely by reason of Tenant’s, as compared to other tenants of the Project, particular use of the Premises) make any alterations or modifications to the Common Areas (including the Shared Tenant Stairwell) or the exterior of the Building that are required by Legal Requirements, including the ADA, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA). Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with the failure of the Premises to comply with any Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement. Notwithstanding any contrary provision contained in this Section 7(a), Tenant’s obligations under this Section 7(a) shall not apply to any Legal Requirement to be complied with by Landlord pursuant to the terms of this Lease or if such obligations arise from a breach of this Lease by Landlord or any of the Landlord Parties (as defined below).

8.                                      Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over (including consequential damages if Landlord has advised Tenant in advance of any particular consequential damages that Landlord may incur or suffer as a result of Tenant’s holding over, including, without limitation, consequential damages that Landlord may incur or suffer by reason of Landlord’s inability to lease the Premises or deliver occupancy to a particular tenant). No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.                                      Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (I) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on

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Landlord’s business or occupation of leasing space in the Project. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10.                               Parking. Subject to all Legal Requirements, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project pro rata in accordance with the rentable area of the Premises and the rentable areas of the Project occupied by such other tenants, to park in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations. Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project. As of the Commencement Date, the current parking ratio is 3 standard sized spaces per 1,000 leased rentable square feet. Landlord shall, at its cost, post “no parking” signs in the parking bay area serving the Premises.

11.                               Utilities, Services.

(a)                                 General. Landlord shall provide, subject to the terms of this Section 11, janitorial services to the Common Areas, water, electricity, heat, light, power, telephone, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and refuse and trash collection (collectively, “Utilities”). Tenant shall be responsible for its own janitorial service within the Premises. Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. Upon Landlord or Tenant’s election, Landlord shall cause, at Tenant’s expense, any Utilities not separately metered as of the Commencement Date to be separately metered or charged directly to Tenant by the provider. Without limiting the foregoing, Landlord may require that water service to the Premises be separately metered if Landlord determines that Tenant is using a disproportionate amount of water in comparison to other tenants in the Project. Landlord and Tenant acknowledge that electricity for the Premises is separately metered. Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services that may be furnished to Tenant or the Premises during the Term. Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct or gross negligence, shall result in eviction or constructive eviction of Tenant, termination of this Lease or, except as provided in this Section 11, the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use. If any interruption of electricity shall continue for more than 7 consecutive business days or if any interruption of water shall continue for more than 3 consecutive business days, or in either case for 30 business days (whether consecutive or not) out of 45 consecutive business days, and shall

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render any material portion of the Premises unusable for the purpose of conducting Tenant’s business as permitted under this Lease, then to the extent (and only to the extent) that Landlord receives rent loss insurance (or its equivalent) proceeds from its carrier in respect of such interruption, ail Base Rent payable hereunder with respect to the affected portion of the Premises shall be abated to such extent as follows: (i) in the case of an interruption of 7 consecutive business days (for electricity) or 3 consecutive business days (for water), Base Rent shall abate for such portion of the Premises for the period beginning on the 8th consecutive business day (for electricity) or on the 4th consecutive business day (for water) of such failure, and shall continue until substantial use of the affected portion of the Premises is restored to Tenant; and (ii) in the case of an interruption of 30 business days out of 45 consecutive business days, Base Rent shall abate, during that calendar year, immediately for any additional business day after the 30th business day of interruption and shall continue until substantial use of the affected portion of the Premises is restored to Tenant.

(b)                                 Emergency Generators.

(i)                                     Suite 200 Generator. Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be to provide the existing emergency generator and associated fuel tank and equipment exclusively serving Suite 200 of the Premises (collectively, “Suite 200 Generator”) with not less than the stated capacity of the Suite 200 Generator as of the Commencement Date.

(ii)                                  Additional Generators. Subject to the satisfaction, in Landlord’s sole, but reasonable, judgment, of all of the conditions set forth in this Section 11, Tenant, at its sole cost and expense, may install and once installed shall maintain in a location mutually acceptable to Landlord and Tenant for use in connection with Tenant’s business in the Premises one or more generators with a capacity acceptable to Landlord (collectively, “Additional Generators”) and an above-ground fuel storage tank with adequate capacity as mutually agreed by Landlord and Tenant (“Fuel Tank”).

(A)                               Parking. If the Additional Generators and Fuel Tank occupy any parking spaces, the number of parking spaces so occupied shall be counted against Tenant’s pro rata share of parking spaces set forth in Section 10.

(B)                               Installation; Maintenance; Removal. The Additional Generators and Fuel Tank and all related piping, venting, and metering devices shall be installed by a contractor reasonably acceptable to Landlord and thereafter shall be properly maintained by Tenant, all at Tenant’s sole expense. Tenant shall be responsible for connecting the Additional Generators to the electrical supply system serving the Premises in accordance with the requirements of Landlord’s electrical engineer/contractor. At the expiration or earlier termination of the Term, the Additional Generators and Fuel Tank shall, at the election of Tenant, be removed at Tenant’s sole cost and expense and the area on which they were located shall be returned to the condition it was in prior to the installation of the Additional Generators and Fuel Tank. If Tenant does not elect to so remove the Additional Generators and Fuel Tank, Landlord shall acquire sole ownership of the Additional Generators and Fuel Tank free and clear of all liens and encumbrances so that Landlord has good and marketable title thereto and Tenant shall execute and deliver to Landlord a bill of sale therefor (in the absence of a bill of sale, this Section shall constitute the bill of sale). Tenant shall pay all governmental fees, charges, and taxes and all hook-up and disconnection fees associated with Tenant’s use of the Additional Generators and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release, and indemnification provisions set forth in this Lease shall apply and be applicable to Tenant’s installation, operation, maintenance, and removal of the Additional Generators and Fuel Tank. Tenant shall, at its sole cost and expense, secure all necessary permits and approvals from all applicable Governmental Authorities for the size, placement, installation, and

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removal of the Additional Generators and Fuel Tank. If Tenant is unable to obtain the necessary approvals and permits from any Governmental Authorities for the Additional Generators and Fuel Tank, Tenant shall have no remedy, claim, cause of action, or recourse against Landlord, nor shall such failure or inability to obtain any necessary permits or approvals provide Tenant the right to terminate this Lease. Landlord shall cooperate with Tenant in securing all necessary permits and approvals for the Additional Generators and Fuel Tank; provided, however, that Landlord shall not be obligated to spend any monies in connection with obtaining such permits and approvals and shall not be required to perform any act or otherwise take any action that would impose or create any liabilities on Landlord. Without limiting any other obligations of Tenant set forth in this Lease, Tenant shall, at its sole cost and expense, install, maintain, and repair the Additional Generators and Fuel Tank and keep such equipment in good order and operating condition. The Fuel Tank shall serve as the fuel source for the Additional Generators to be installed by Tenant, Any installation work described in this Section shall comply with the terms and conditions of this Lease.

(C)                               Insurance. If the presence of the Fuel Tank and all related infrastructure (including, but not limited to, piping, venting, and metering devices) is the sole cause of an increase in Landlord’s property or liability insurance premiums for the Building, Landlord shall so inform Tenant in writing (which notice shall include evidence from the insurer requiring same) and Tenant shall pay to Landlord as Additional Rent within 30 days after demand therefor an amount equal to such increase.

(iii)                               No Other Generators. Landlord shall have no obligation to provide Tenant with additional operational emergency generators or back-up power or to supervise, oversee, or confirm that Tenant or any third party maintaining the Suite 200 Generator and the Additional Generators (collectively, the “Generators”) is maintaining the Generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair, or maintenance of the Generators when any of the Generators is not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that the Generators will be operational at all times or that emergency power will be available to the Premises when needed.

(iv)                              Maintenance. Tenant shall, at its sole cost and expense, at all times during the Term maintain with a qualified contractor a maintenance and repair contract (“Maintenance Contract”) for the Generators. The Maintenance Contract shall be in form and content reasonably satisfactory to Landlord. Landlord shall be a third party beneficiary of the Maintenance Contract and, within 30 days after Landlord’s request, Tenant shall deliver a copy of the Maintenance Contract to Landlord.

(v)                                 Testing. Tenant shall be allowed to test the Generators once a week at a time mutually agreed to by Landlord and Tenant. Tenant shall immediately take all necessary actions to prevent the Generators from causing any adverse effects to the air quality of the Building. No promotional or advertising matter or signage shall be attached to, painted, or displayed on the Generators.

(vi)                              Removal of Suite 200 Generator. At the expiration or earlier termination of the Term, the Suite 200 Generator shall remain at the Project and Tenant shall return the Suite 200 Generator (or a replacement unit) to Landlord in the good working condition it was in on the Commencement Date, ordinary wear and tear excepted. Tenant shall pay all governmental fees, charges, and taxes and all disconnection fees associated with Tenant’s use of the Suite 200 Generator and Landlord shall have no liability therefor. All of the provisions of this Lease, including, without limitation, the insurance, maintenance, repair, release, and indemnification provisions set forth in this Lease shall apply and be applicable to Tenant’s operation, maintenance, and removal of the Suite 200

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Generator. Without limiting any other obligations of Tenant set forth in this Lease, Tenant shall, at its sole cost and expense, maintain, repair, and replace the Suite 200 Generator and keep it in good order and operating condition.

(vii)                           Compliance. Tenant shall, at its sole cost and expense, comply with all Legal Requirements that may now or hereafter be applicable to the area in which the Generators are located or to the use, operation, repair, maintenance, and replacement of the Generators. The Legal Requirements include, but are not limited to, Legal Requirements (i) requiring that Tenant obtain the necessary permits and approvals for the use, operation, repair, maintenance, and replacement of the Generators, (ii) prohibiting any form of pollution, (iii) requiring the person discharging or permitting the discharging of Hazardous Materials or participating in the discharge or spilling of Hazardous Materials to report such discharge or spill to the proper Governmental Authorities, (iv) requiring certain inspections, gauging, and recordkeeping. Tenant shall pay all costs, expenses, claims, fines, penalties, and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with this Section. Tenant shall indemnify, defend, and hold harmless Landlord and its officers, members, directors, employees, managers, employees, agents, and contractors from all claims, injuries, damages, costs, expenses, losses, and liabilities (including, but not limited to, reasonable attorneys’ fees) arising from Tenant’s failure to comply with this Section. Each party shall promptly give notice to the other of any notice of violation received by such party. If Tenant replaces any Generator with a new generator, Landlord shall have all right, title, and interest in such replacement Generator.

12.                               Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding the initial Tenant Improvements (as defined in the Work Letter and whose installation shall be governed by the terms of the Work Letter) installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the Alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit (provided that any monitoring by Landlord shall be done in strict accordance with the access restrictions contained set forth in Section 32 below), and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements set forth in this Lease and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. In connection with the approval by Landlord of any Alteration, at Tenant’s request Landlord shall submit to Tenant a non-binding estimate of Landlord’s out of pocket costs expected to be incurred by Landlord for plan review, coordination, scheduling, and supervision in connection with any Alteration. Tenant shall have 5 days from receipt of Landlord’s cost estimate to withdraw its request for the Alteration by written notice to Landlord. If Tenant fails to notify Landlord of Tenant’s election to withdraw the request for the Alteration within such 5 day period, Tenant shall be responsible to pay Landlord’s actual, but reasonable, out of pockets costs incurred by Landlord related to such Alteration as noted on the estimate. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by

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reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup with respect to any Alteration.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance (in form and substance reasonably satisfactory to Landlord; form ACORD 28 [2006/07] is not reasonably satisfactory to Landlord) for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (1) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment, and other personal property paid for by Tenant that may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises, such as fume hoods that penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time of its approval of any future Installation, notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease, If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property that was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. Attached hereto as a part hereof as Exhibit G is a list of the Installations existing in the Premises as of the Commencement Date.

13.                               Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural (including roof, slab, and exterior walls and glass), exterior, parking and other Common Areas of the Project, including (except as otherwise provided in Section 14 below) plumbing, fire sprinklers, and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 7 days advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair. Landlord shall not be liable for any failure to

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Landlord’s right to perform work in the Premises pursuant to this Section 13 shall be performed in accordance with the access restrictions set forth in Section 32 below. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense but retains such other rights and remedies set forth in Section 31 below. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.                               Tenant’s Repairs. Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. Landlord’s right to perform work in the Premises pursuant to this Section 14 shall be performed in accordance with the access restrictions set forth in Section 32 below. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 30 days after written notice therefor as Additional Rent; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

(a)                                 HVAC Units. Tenant, at its expense, shall at all times during the Term maintain with qualified contractors maintenance and repair contracts (“HVAC Maintenance Contracts”) for the rooftop mounted HVAC units exclusively serving the Premises. The HVAC Maintenance Contracts shall be in form and content reasonably satisfactory to Landlord. Landlord shall be a third party beneficiary of the HVAC Maintenance Contracts and, within 5 days after Landlord’s request, Tenant shall deliver a copy of the HVAC Maintenance Contracts to Landlord.

15.                               Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 25 days after the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, any Uniform Commercial Code Financing Statement that Tenant desires to file as a matter of public record with respect to any lessor or creditor of Tenant shall apply only to removable personal property of Tenant located within the Premises that is specifically itemized in such Financing Statement (as opposed to an alt-asset style filing).

16.                               Indemnification.

(a)                                 By Tenant. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

(b)                                 By Landlord. Landlord hereby indemnifies and agrees to defend, save and hold Tenant harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Common Area caused by Landlord’s willful misconduct or gross negligence, except to the extent caused by the willful misconduct or negligence of Tenant.

17.                               Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $[***] for bodily injury and property damage with respect to the Project and rent loss insurance (or its equivalent). Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or that are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance that Landlord reasonably deems necessary as a result of Tenant’s use of the Premises in a manner that is not in compliance with the Permitted Use.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $[***] per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Landlord and Alexandria Real Estate Equities, Inc., and its and their respective members, officers, directors, employees, managers, and agents (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies that have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from Tenant; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Copies of such policies (if requested by Landlord), or certificates of insurance (in form and substance reasonably satisfactory to Landlord; form ACORD 28 [2006/07] is not reasonably satisfactory to Landlord) showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement that specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to: (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.                               Restoration. If, at any time during the Term, any portion of the Building shall be damaged or destroyed by a fire or other casualty to the extent that the operation of Tenant’s business in the Premises in the normal course is materially adversely affected or if any portion of the Premises are damaged or destroyed by a fire or other casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Building or the Premises, as applicable (“Restoration Period”). If the Restoration Period is estimated to exceed 270 days (“Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises to their condition on the date of Delivery (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant unless covered by the insurance Landlord maintains as an Operating Expense hereunder, in which case such improvements shall be included, to the extent of such insurance proceeds, in Landlord’s restoration), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials in, on, or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 30 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant, subject to the abatement set forth in the paragraph below. Landlord’s right to perform any such repair or restoration in the Premises pursuant to this Section 18 shall be performed in accordance with the access restrictions set forth in Section 32 below.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly reenter the Premises and commence doing business in accordance with this Lease upon Landlord’s completion of the repairs or restoration of the Premises. Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion that the area of the Premises, if any, that is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable for the temporary conduct of Tenant’s business as reasonably determined by Tenant. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate this Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation that is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.                               Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced on a pro rata basis unless otherwise agreed between the parties. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.                               Events of Default. Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)                                 Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)                                 Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 15 days before the expiration of the current coverage.

(c)                                  Abandonment. Tenant shall abandon the Premises without (i) the release of the Premises of all Hazardous Materials Clearances and free of any residual impact from the Tenant HazMat Operations, and (ii) complying with the provisions of Section 28.

(d)                                 Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)                                  Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 25 days after any such lien is filed against the Premises.

(f)                                   Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief that is not dismissed within 90 days of its filing or entry; or (D) be dissolved or otherwise fail to maintain its legal existence.

(g)                                  Estoppel Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document, provided that such second notice states in bold and capitalized letters that Tenant’s failure to respond within 5 days shall constitute a Default.

(h)                                 Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 15 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 15 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 15 day period and thereafter diligently and with continuity prosecutes the same to completion as long as such default does not (A) impair the value or condition of the Premises or the Building, (B) cause Landlord to be in default under any agreement to which it is a party or is bound, (C) cause Landlord to incur any fines, penalties, costs, or expenses, or (D) subject Landlord or the Project to any liability or risk of loss.

21.                               Landlord’s Remedies.

(a)                                 Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to [***]% per annum or the highest rate permitted by law (“Default Rate”), whichever

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

is less, shall be payable to Landlord on demand as Additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)                                 Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of [***]% of the overdue Rent as a late charge (provided that Tenant shall not be required to pay such late charge upon the first occurrence of a late payment by Tenant of Rent). The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)                                  Re-Entry. Landlord shall have the right, immediately or at any time after a Default, without further notice to Tenant (unless otherwise provided herein), to enter the Premises, without terminating this Lease or being guilty of trespass, and do any and all acts as Landlord may deem necessary, proper or convenient to cure such Default, for the account and at the expense of Tenant, any notice to quit or notice of Landlord’s intention to re-enter being hereby expressly waived, and Tenant agrees to pay to Landlord as Additional Rent all damage and/or expense incurred by Landlord in so doing, including interest at the Default Rate, from the due date until the date payment is received by Landlord.

(d)                                 Termination. Upon a Default, Landlord shall have the right to terminate this Lease and Tenant’s right to possession of the Premises and, in accordance with legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant, any notice to quit, or notice of Landlord’s intention to re-enter being hereby expressly waived. Landlord shall be entitled to recover damages from Tenant for all amounts covenanted to be paid during the remainder of the Term (except for the period of any holdover by Tenant, in which case the monthly rental rate stated at Section 8 herein shall apply), which may be accelerated by Landlord at its option, together with (i) all expenses of any proceedings (including, but not limited to, the expenses set forth in Section 22(f) below) that ‘may be necessary in order for Landlord to recover possession of the Premises, (ii) the expenses of the re-renting of the Premises (including, but not limited to, any commissions paid to any real estate agent, advertising expense and the costs of such alterations, repairs, replacements or modifications that Landlord, in its sole judgment, considers advisable and necessary for the purpose of re-renting), and (iii) interest computed at the Default Rate from the due date until paid; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises, with any overage being refunded to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to re-rent the Premises or, in the event that the Premises are re-rented, for failure to collect the rent thereof under such re-renting and Tenant expressly waives any duty of the Landlord to mitigate damages. No act or thing done by Landlord shall be deemed to be an acceptance of a surrender of the Premises, unless Landlord shall execute a written agreement of surrender with Tenant. Tenant’s liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord. In the event Landlord does not exercise its option to accelerate the payment of amounts owed as provided hereinabove, then Tenant agrees to pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided, however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month or at other times by Landlord against Tenant to recover the damages then due, without waiting until the end of the term of this Lease to determine the aggregate amount of such damages. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

or being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(e)                                  Lien for Rent. Upon any Default by Tenant in the payment of Rent or other amounts owed hereunder, Landlord shall have a lien upon the property of Tenant in the Premises for the amount of such unpaid amounts, and Tenant hereby specifically waives any and all exemptions allowed by law. In such event, Tenant shall not remove any of Tenant’s property from the Premises except with the prior written consent of Landlord, and Landlord shall have the right and privilege, at its option, to take possession of all Tenant’s property in the Premises, to store the same on the Premises, or to remove it and store it in such place as may be selected by Landlord, at Tenant’s risk and expense. If Tenant fails to redeem the personal property so seized, by payment of whatever sum may be due Landlord hereunder (including all storage costs), Landlord shall have the right, after 20 days written notice to Tenant of its intention to do so, to sell such personal property so seized at public or private sale and upon such terms and conditions as may appear advantageous to Landlord, and after the payment of all proper charges incident to such sale, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said personal property, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord that Landlord has the right to enforce pursuant to any of the provisions of this Lease. Tenant shall also be liable for all expenses incident to the foregoing process, including any auctioneer or attorney’s fees or commissions. At Tenant’s request, Landlord shall subordinate its lien rights as set forth in this paragraph to the lien, operation, and effect of any bona fide third party financing for equipment, trade fixtures, leasehold improvements, and/or working capital pursuant to a subordination agreement in form and substance reasonably acceptable to Landlord. Such subordination shall be limited to specific items of equipment and shall not be in the form of a blanket lien subordination.

(f)                                   Expenses. Tenant shall pay, as Additional Rent and immediately upon written demand from Landlord, all costs and expenses incurred by Landlord, including, but not limited to, attorneys’ fees, expert witness fees, paralegal fees, other litigation expenses (such as expenses for photocopying, electronic legal research, and deposition transcripts), and court costs in connection with or arising out of any Default by Tenant under this Lease, including, but not limited to, any action or proceeding brought by Landlord to enforce any obligation of Tenant under this Lease or the right of Landlord in or to the Premises. Such expenses are recoverable at all levels, including appeals and post-judgment actions or proceedings. The giving of a notice of Default by Landlord shall constitute part of an action or proceeding under this Lease, entitling Landlord to reimbursement of such fees and expenses, even if an action or proceeding is not commenced in a court of law and regardless of whether the Default is cured.

(g)                                  Other Remedies. Upon a Default by Tenant hereunder and in addition to any other remedy available to Landlord under this Lease or otherwise, Landlord shall be entitled to recover damages from Tenant an amount equal to the unamortized portion of the Base Rent abated pursuant to Section 4. Such abated Base Rent shall be amortized on a straight-line basis over the Base Term, assuming equal monthly installments of principal at an interest rate of zero percent (0%). In addition to the remedies set forth in this Section 21, Landlord, at its option, without further notice or demand to Tenant, shall have all other rights and remedies provided at law or in equity.

22.                               Assignment and Subletting.

(a)                                 General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof that are not actively traded upon

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities that were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)                                 Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (“Assignment Date”), Tenant shall give Landlord a notice (“Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, (ii) refuse such consent, in its sole and absolute discretion, if the proposed assignment, hypothecation or other transfer or subletting concerns more than (together with all other then effective subleases) 50% of the Premises, or (iii) refuse such consent, in its reasonable discretion, if the proposed subletting concerns (together with all other then effective subleases) 50% or less of the Premises (provided that Landlord shall further have the right to review and approve or disapprove the proposed form of sublease prior to the effective date of any such subletting). No failure of Landlord to deliver a timely notice in response to the Assignment Notice shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Tenant shall pay to Landlord a fee not to exceed $[***] for Landlord’s out-of-pocket expenses in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any subsidiary or affiliate of Tenant or any entity controlling, controlled by or under common control with Tenant (each a “Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve (such approval not to be unreasonably withheld, delayed, or conditioned) the form of any such sublease or assignment.

(c)                                  Additional Conditions. As a condition to any such assignment or subletting, Landlord may require:

(i)                                     that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in Default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)                                  except for a Permitted Assignment whereby the assignee or sublessee occupies the Premises for the Permitted Use, if the proposed use of the Premises by an assignee or sublessee involves Hazardous Materials, a list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

or subtenant in the Premises or on the Project. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)                                 No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease, if any, shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of (i) the rental payable under this Lease (excluding however, any Rent payable under this Section) and (ii) actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such assignment or sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 30 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably, upon a Default, assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)                                  No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under this Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)                                   Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.                               Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within 5 days after a second notice

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

requesting same shall, at the option of Landlord, be conclusive upon Tenant that this Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution, provided that such second notice states in bold and capitalized letters that Tenant’s failure to respond within 5 days may result in such conclusion.

24.                               Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.                               Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.                               Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.                               Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof, Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording of such Mortgage and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. As of the Commencement Date, no Mortgage encumbers the Project. On Tenant’s written request, Landlord shall use its commercially reasonable efforts (but with no obligation to pay any out-of-pocket fees or sums) to obtain from any Holder of a first lien Mortgage at any time during the Term covering any or all of the Project or the Premises a non-disturbance agreement on Holder’s standard form in favor of Tenant assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.                               Surrender. Upon the expiration of the Term or earlier termination of this Lease or Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (“Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (I) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of this Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $[***]. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.                               Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.                               Environmental Requirements.

(a)                                 Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) that arise during or after the Term as a result of such contamination; provided, however, that Tenant shall have no indemnification, remediation, or other obligation or responsibility under this Section 30 for any contamination or Environmental Claim if Tenant proves by a preponderance of the evidence that such contamination or Environmental Claim arises from any Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Landlord, its employees or contractors, or another tenant unrelated or unaffiliated with Tenant or that existed in the Premises as of the Commencement Date and were not brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from the Premises by Tenant or any Tenant Party. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b)                                 Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (“Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature that, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information that could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)                                  Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender, or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property, which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)                                 Testing. Landlord shall have the right, in its reasonable discretion, to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use. Tenant shall be required to pay the cost of such annual test of the Premises; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord, which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant. In addition, at any time, and from time to time, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense). Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant. Landlord’s right to perform such tests pursuant to this Section 30 shall be performed in accordance with the access restrictions set forth in Section 32 below.

(e)                                  Underground Tanks. Under no circumstances whatsoever will Tenant have the right to install any underground storage tank on or about the Premises or the Project. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project and installed before the Commencement Date are used by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, property close any underground storage tanks if required by applicable Legal Requirements, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(f)                                   Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of this Lease for the applicable statute of limitations period under federal, state, or local Legal Requirement. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g)                                  Definitions. As used herein, (I) the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder, and (ii) the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.                               Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder, offset any Rent, or make repairs at Landlord’s expense. Except as provided in this Lease (including the limitations on Tenant’s remedies set forth in the preceding sentence), Tenant, at its option, without further notice or demand to Landlord, shall have all other rights and remedies provided at law or in equity upon an uncured Landlord default.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.                               Inspection and Access. Landlord acknowledges Tenant’s obligation to: (I) follow governmental regulations for the security of controlled substances; (ii) comply with regulations and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

guidelines related to Tenant’s Permitted Use; (iii) safeguard confidential information, trade secrets, products, and processes; and (iv) maintain environmental safety standards. Accordingly, Landlord and its agents, representatives, and contractors may enter the Premises after providing Tenant with no less than 7 days advance notice of Landlord’s intention to access the Premises that, in any case, will be restricted in scope and require a Tenant supervised escort; provided, however, that such 7 day advance notice shall not be required and Landlord may thus enter the Premises at any time, subject to the requirements set forth herein, (x) in the case of emergencies, (y) to prevent a material default by Landlord under another tenant lease or other agreement affecting or encumbering all or any part of the Project, or (z) to protect the Project (collectively, “Emergency Access Right”), provided that any emergency entry by Landlord shall be at its sole risk and Tenant shall not be liable for injury or damage to Landlord as a result of any unsupervised entry. Such supervised escort (a) shall not be required for Landlord’s exercise of any Emergency Access Right, and (b) shall not materially and adversely affect Landlord’s access rights hereunder, which material and adverse effect includes, but is not limited to, delays in Landlord’s access caused by the unavailability of such escort. Notwithstanding anything to the contrary set forth herein, prior to Landlord’s exercise of any Emergency Access Right, Landlord agrees to (I) provide telephonic notice to Tenant on Tenant’s 24 hour hotline number, which number (and any changes thereto) Tenant shall provide to Landlord during the Term, and (II) follow Tenant’s reasonable operating procedures and policies (as described in further detail in this Section) for the security of any controlled substances located in the Premises. Landlord acknowledges that any unsupervised entry into the Premises by Landlord that involves access to any controlled substances located therein will sound an emergency alarm installed by Tenant and will be subject to a response from the local police department. Landlord and its representatives may enter the Premises pursuant to the exercise of any Emergency Access Right or for the purpose of effecting any repairs as may be required or permitted pursuant to this Lease, inspecting the Premises, showing the Premises to prospective purchasers and, during the last 9 months of the Term, to prospective tenants, or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let (but only during the last 9 months of the Term) or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Landlord’s access to the Premises under this Section shall be in accordance with reasonable operating procedures and policies adopted by Tenant in connection with Tenant’s business operations and the Permitted Use, but only to the extent such policies and procedures are not inconsistent with the terms and conditions of this Lease and do not interfere with Landlord’s rights under this Lease. Tenant shall provide Landlord with a copy of any such procedures and policies.

33.                               Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.                               Force Majeure. Neither Landlord nor Tenant shall be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”); provided, however, that in no event shall Force Majeure excuse Tenant from performing any monetary obligation under this Lease.

35.                               Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Edge Commercial, as Landlord’s broker, and Cassidy Turley, as Tenant’s broker. Edge Commercial shall be paid by Landlord pursuant to a separate agreement between Edge Commercial and Landlord. Cassidy Turley shall be paid pursuant to a separate agreement between Edge Commercial and Cassidy Turley. Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Edge Commercial and Cassidy Turley, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

36.                               Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.                               Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior agreements, understandings, letters of intent, negotiations, and discussions, whether oral or written, of the parties, and there are no warranties, representations, or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein or in the documents delivered pursuant hereto or in connection herewith.

38.                               Signs; Exterior Appearance. General. Except as provided in this Section, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor wails or corridor doors other than Landlord’s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants. Landlord shall, at its sole cost and expense and using Landlord’s standard lettering, add Tenant’s name to the entry suite to the Premises and directional signage within the Project.

(a)                                 Identification Signage. Tenant shall have the right, at its sole cost and expense and in compliance with all applicable Legal Requirements, to install and affix to the exterior of the Building a single mounted, non-illuminated sign bearing Tenant’s name and its then current corporate logo (“Identification Signage”). Such right shall be personal to Lupin, Inc. and any assignee or sublessee pursuant to a Permitted Assignment. Landlord shall have the right to approve the place, size, and design of the Identification Signage, which approval shall not be unreasonably withheld, delayed, or conditioned. On the expiration or earlier termination of the Term, Tenant shall remove the Identification Signage at its sole cost and expense, in a good and workmanlike manner, and in compliance with all applicable Legal Requirements.

39.                               Right to Negotiate

(a)                                 Expansion in the Building. If at any time during the Term any Available Space (as defined below) in the Building becomes available for lease, Landlord shall give notice of such availability to Tenant. Landlord shall thereafter, for a period of up to 20 days, negotiate in good faith with Tenant for Tenant’s lease of such space on such terms as shall be acceptable to Landlord and Tenant (“Negotiation Right”). For purposes of this Section 39(a), “Available Space” shall mean Suite 206 shown on Exhibit A attached hereto that is not occupied by a tenant or that is occupied by an existing tenant whose lease is expiring within 6 months or less and such tenant does not wish to renew (regardless of whether such tenant has a right to renew) its occupancy of such space. Provided that no right to expand is exercised by any tenant with superior rights, Tenant shall be entitled to lease the Available Space upon the terms and conditions, if any, agreed to by Landlord and Tenant.

(b)                                 Amended Lease. If after the expiration of such 20 day period, no lease amendment or lease agreement for the Available Space has been executed, the Negotiation Right shall be waived and of no further force or effect with respect to the Available Space; provided, however, that if the Available Space becomes available for leasing later during the Term, Tenant shall have the Negotiation Right set forth in Section 39(a) above with respect to the Available Space, but the Negotiation Right shall automatically cease and terminate and be of no further force or effect after Landlord has invoked the Negotiation Right on 2 separate occasions and Landlord and Tenant have not executed and delivered an amendment to this Lease is connection with the Negotiation Right so invoked on those two occasions.

(c)                                  Exceptions. Notwithstanding the above, the Negotiation Right shall not be in effect and may not be exercised by Tenant: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period prior to the date on which Tenant seeks to exercise the Negotiation Right.

(d)                                 Termination. The Negotiation Right shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Negotiation Right, if, after such exercise, but prior to the commencement date of the lease of such Available Space, (i) Tenant fails to timely cure any default

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Negotiation Right to the date of the commencement of the lease of the Available Space, regardless of whether such Defaults are cured.

(e)                                  Right Personal. The Negotiation Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that the Negotiation Right may be assigned in connection with any Permitted Assignment of this Lease.

(f)                                   No Extensions. The period of time within which any Negotiation Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Negotiation Rights.

40.                               Right to Extend Term. Tenant shall have the right to extend the Term of this Lease upon the following terms and conditions:

(a)                                 Extension Rights. Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than Base Rent) by giving Landlord written notice of its election to exercise each Extension Right at least 9 months prior, and no earlier than 12 months prior, to the expiration of the Base Term of this Lease or the expiration of the prior Extension Term.

(b)                                 Base Rent. Base Rent shall be adjusted on the commencement date of such Extension Term and on each anniversary of the commencement of such Extension Term by multiplying the Base Rent payable immediately before such adjustment by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such adjustment.

(c)                                  Rights Personal. Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in this Lease, except that the Extension Right may be assigned in connection with any Permitted Assignment of this Lease.

(d)                                 Exceptions. Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights: (i) during any period of time that Tenant is in Default under any provision of this Lease; or (ii) if Tenant has been in Default under any provision of this Lease 3 or more times, regardless of whether the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, regardless of whether the Defaults are cured.

(e)                                  No Extensions. The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)                                   Termination. The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, regardless of whether such Defaults are cured.

41.                               Miscellaneous.

(a)                                 Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if

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delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)                                 Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)                                  Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant or Landlord in any public record.

(d)                                 Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(e)                                  Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(f)                                   Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(g)                                  Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(h)                                 Time. Time is of the essence as to the performance of the obligations of Landlord and Tenant under this Lease.

(i)                                     OFAC. Tenant is currently (i) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (ii) not listed on, and shall not during the Term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (iii) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(j)                                    Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. if there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(k)                                 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(l)                                     Non-Disclosure of Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of such terms could adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants. Accordingly, as a material inducement for Landlord to enter into this Lease, Tenant, and behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not intentionally and voluntarily (a) disclose the terms and conditions of this Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker, either directly or indirectly, or (b) post or place on any website or other form of media, directly or indirectly, any of the terms and conditions of this Lease or opine or critique Landlord’s management ownership abilities and skills.

(m)                             Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises that, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

TENANT: LUPIN, INC., a Maryland corporation

By:	/s/ William Gileza		(SEAL)
Name:	William Gileza
Title:	Treasurer and VP, Finance

LANDLORD: ARE-800019000110000 VIRGINIA MANOR, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P,,

a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,

a Maryland corporation,
general partner

	By:	/s/ Jackie Clem	(SEAL)
	Name:	Jackie Clem
	Title:	VP Real Estate Legal Affairs

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A TO LEASE
 DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

BEING part of the land conveyed by W. Carroll Beatty, Personal Representatives of the Estate of Pauline Roby Seldenspinner to Elmer L. Sealing and Elmer F. Sealing, by Deed dated July 20, 1987 and recorded among the Land Records of Prince George’s County, Maryland in Liber 6718, folio 207 and being more particularly described as follows:

BEGINNING FOR THE SAME at a point on the 5th or North 87 degrees 04 minutes 22 seconds West 995.83 foot line of the 40.67371 acre tract as described in the aforesaid conveyance, distant 64.45 feet westerly from the beginning of said line, said point being on the westerly right of way line of Virginia Manor Road as described in a Deed of Dedication from Elmer L. Sealing and Elmer F. Sealing to Prince George’s County, Maryland dated November 2, 1988 and recorded among the aforementioned Land Records in Liber 7428, folio 649, thence leaving said westerly right of way line and running with a part of said 5th deed line as now surveyed,

1.                                      North 87 degrees 05 minutes 15 seconds West 931A6 feet to an iron pipe found, thence leaving said line and running

2.                                      North 23 degrees 40 minutes 26 seconds East 260.53 feet to an iron pipe found, thence

3.                                      North 16 degrees 06 minutes 37 seconds East 176.44 feet to an iron pipe found, thence

4.                                      North 57 degrees 01 minutes 31 seconds West 46.87 feet to an iron pipe set; thence

5.                                      North 58 degrees 09 minutes 36 seconds East 388.25 feet to an iron pipe found, thence

6.                                 North 24 degrees 33 minutes 02 seconds East 24565 feet to an iron pipe set on the southerly right of way line of Murkirk Road as described in a Deed of Declaration from Elmer L. Sealing and Elmer F. Sealing to Prince George’s County, Maryland dated November 2, 1988 and recorded among the aforementioned Land Records in Liber 7156, folio 561, thence running with said southerly right of way line,

7.                                 South 75 degrees 17 minutes 07 seconds East 628.11 feet to an iron pipe found, thence

8.                                 South 27 degrees 45 minutes 58 seconds East 58.02 feet to an iron pipe found on the aforementioned westerly right of way line of Virginia Manor Road, thence running with said line,

9.                                 South 19 degrees 43 minutes 40 seconds West 741.88 feet to the point of beginning.

CONTAINING 704,893 square feet or 16.18432 acres of land, more or less.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is incorporated into that certain Lease (the “Lease”) dated as of August 15, 2014 by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and LUPIN, INC., a Maryland corporation (“Tenant”). Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.     General Requirements.

(a)         Tenant’s Authorized Representative. Tenant designates Mary Furlong (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)         Landlord’s Authorized Representative. Landlord designates Lawrence J. Diamond and Vincent Ciruzzi (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)          Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that the architect (“TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

2.     Tenant Improvements.

(a)         Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature. Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)         Tenant’s Space Plans. Tenant shall deliver to Landlord schematic drawings and outline specifications (“TI Design Drawings”) detailing Tenant’s requirements for the Tenant Improvements within 30 days of the date hereof. Not more than 10 days thereafter, Landlord shall deliver to Tenant the written objections, questions, or comments of Landlord with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit such drawings to Landlord for approval within 7 days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c)          Working Drawings. Not later than 15 business days after the approval of the TI Design Drawings by Landlord, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications, and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared

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substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant. Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

(d)         Approval and Completion. If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable by Tenant, and (iii) Tenant’s decision will not affect the base Building, structural components of the Building, or any Building systems (in which case Landlord shall make the final decision). Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.     Performance of the Tenant Improvements.

(a)         Commencement and Permitting of the Tenant Improvements. Tenant shall, at its sole cost and expense, commence construction of the Tenant Improvements upon obtaining and delivering to Landlord a building permit (“TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord. Tenant shall pay the cost of obtaining the TI Permit. Landlord shall assist Tenant in obtaining the TI Permit. Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance. Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)         Selection of Materials, Etc. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)          Tenant Liability. Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)         Substantial Completion. Tenant shall, at its sole cost and expense, substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a nonmaterial nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the general contractor to execute

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and deliver, for the benefit of Tenant, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704 or other document reasonably acceptable to Landlord. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices that are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.              Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed.

(a)         Tenant’s Right to Request Changes. If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form or other document reasonably acceptable to Landlord (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall review and approve or disapprove such Change Request within 10 business days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned, or delayed.

(b)         Implementation of Changes. If Landlord approves such Change and Tenant pays the cost of any Excess TI Costs (as defined in Section 5(d) below) required in connection with such Change, Tenant may cause the approved Change to be instituted. If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.     Costs.

(a)         No TI Allowance. Tenant shall pay all costs and expenses to complete the Tenant Improvements, and Landlord shall have no obligation to contribute to those costs and expenses. Without limiting the foregoing, Tenant shall, at its sole cost and expense, pay for the following: all design, permits, and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, and the cost of Changes (collectively, “TI Costs”). Notwithstanding the foregoing, Landlord shall pay to Tenant (i) on or before the Commencement Date an amount equal to $[***] per rentable square foot of the Premises to fund a test fit/preliminary design of the Premises, and (ii) the cost actually incurred by Tenant to (A) seal 50% of the concrete floor with a vapor barrier throughout that portion of the Premises containing approximately 24,846 rentable square feet and (B) replace the existing vinyl composition tiles within the Premises (such cost under this clause (ii) being referred to as “Landlord’s Cost”, and such work being collectively referred to as the “Floor Work”). Landlord and Tenant shall mutually agree upon the amount of Landlord’s Cost before Tenant performs the Floor Work, and Landlord shall pay Landlord’s Cost to Tenant within 30 days after Landlord’s receipt of an invoice therefor together with Tenant’s certification that Tenant has completed the Floor Work in a lien-free manner in accordance with all applicable Legal Requirements and in a good and workmanlike manner.

(b)         Payment for TI Costs. During the course of design and construction of the Tenant Improvements, Tenant shall pay all TI Costs in a timely manner that does not expose the Project to any liens. Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(i)    sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial completion in Form AIA G704 or other document reasonably acceptable to Landlord, (iv) a certificate of occupancy for the Premises; and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

6.              Miscellaneous.

(a)         Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)         Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this      day of     2014, between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), and LUPIN, INC., a Maryland corporation (“Tenant”), and is attached to and made a part of the Lease dated as of August , 2014 (“Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree that the Commencement Date of the Base Term of the Lease is     , 2014 (subject to the applicable abatement of Base Rent set forth in Section 4(a) of the Lease) and the expiration date of the Base Term of the Lease shall be midnight on    , 2025. In case of a conflict between the terms of the Lease and the terms of this Acknowledgement of Commencement Date, this Acknowledgement of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE under seal to be effective on the date first above written.

TENANT: LUPIN, INC., a Maryland corporation

By:		(SEAL)
Name:
Title:

LANDLORD: ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

By:	ARE-ORS CORP.,
a Maryland corporation, general partner

	By:	(SEAL)
Name:
Title:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT E TO LEASE

Rules and Regulations

1.             The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.           Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project, except as specifically approved in the Lease.

3.           Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.           Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.           If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6.           Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited, except as specifically approved in the Lease. Explosives or other articles deemed extra hazardous shall not be brought into the Project, except as specifically approved in the Lease.

7.           Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.           Tenant shall maintain the Premises free from rodents, insects and other pests.

9.           Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.         Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.         Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.         Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.         All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.         No auction, public or private, will be permitted on the Premises or the Project.

15.         No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.         The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.         Tenant shall ascertain from Landlord the maximum amount of electrical current that can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.         Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.         Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall cause any such machinery or mechanical devices to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT F TO LEASE
TENANT’S PERSONAL PROPERTY

None except as set forth below:

NONE

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT G TO LEASE

INSTALLATIONS

•                  Numerous rooftop HVAC units servicing the Premises

•                  Casework, sinks, and fume hoods

•                  Vacuum system

•                  RO/DI water system

•                  Compressed air

•                  Emergency generator with integral holding tank

•                  Walk-in refrigerator boxes

•                  Hazardous storage container

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“this First Amendment”) is dated as of February 12, 2015 (“Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 385 E. Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), and LUPIN, INC., a Maryland corporation, having an address at 111 S. Calvert Street, 21st Floor, Baltimore, Maryland 21202 (“Tenant”).

RECITALS

A.            Landlord and Tenant have entered into that certain Lease Agreement (“Lease”) dated as of August 15, 2014 between Landlord and Tenant, wherein Landlord leased to Tenant certain premises (“Original Premises”) located at Suites 200 and 201, 9000 Virginia Manor Road, Beltsville, Maryland 20705, as more particularly described in the Lease.

B.            Landlord and Tenant desire to amend the Lease, among other things, to expand the area of the Original Premises by 7,300 rentable square feet in the Building as shown on Exhibit A attached hereto located at Suite 201, 9000 Virginia Manor Road, Beltsville, Maryland 20705 (“Expansion Premises”; the Original Premises and the Expansion Premises are hereinafter collectively referred to as the “Premises”), set forth the Base Rent for the Expansion Premises, and provide for Tenant’s payment of certain relocation costs.

AGREEMENT

Now, therefore, the parties hereto agree that the Lease is amended as follows:

1.             Definitions; Recitals.  Terms used in this First Amendment but not otherwise defined shall have the meanings set forth in the Lease.  The Recitals form an integral part of this First Amendment and are hereby incorporated by reference.

2.             Expansion Premises.  Effective as of the Expansion Premises Commencement Date (as defined below), (a) the Original Premises shall be expanded to include the Expansion Premises, and (b) Exhibit A to this First Amendment, which depicts the Expansion Premises as well as the Original Premises, hereby replaces Exhibit A to the Lease.

3.             Changes to Basic Lease Provisions.  Effective as of the Expansion Premises Commencement Date, the following amendments are hereby made to the definitions contained on page 1 of the Lease in the Basic Lease Provisions:

a.                                      The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:           That portion of the Project, containing approximately 35,055 rentable square feet, as determined by Landlord, consisting of (i) approximately 27,755 rentable square feet of space shown on Exhibit A to the Original Lease (“Original Premises”), and (ii) approximately 7,300 rentable square feet of space shown as the hatched area on Exhibit A attached to the First Amendment to Lease Agreement between Landlord and Tenant (“Expansion Premises”).”

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

b.         The defined term “Rentable Area of the Premises” shall mean approximately 35,055 rentable square feet.

c.         The defined term “Tenant’s Share of Operating Expenses” shall mean [***]%.

4.             Delivery of Premises.  Landlord shall use reasonable efforts to deliver the Expansion Premises to Tenant in their “as is” condition on the earlier to occur of (1) the Current Tenant’s vacation and surrender of the Expansion Premises, and (2) August 1, 2015 (“Delivery” or “Deliver”).  The date on which Landlord Delivers the Expansion Premises to Tenant is referred to as the “Expansion Premises Commencement Date.”  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgement of the Expansion Premises Commencement Date when the same is established in a form substantially similar to the form of “Acknowledgment of Commencement-Date” attached as Exhibit D to the Lease; provided, however, that Tenant’s failure to execute and deliver such Acknowledgement shall not affect Landlord’s rights under this First Amendment.  If Landlord fails to Deliver timely the Expansion Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this First Amendment and the Lease with respect to the -Expansion Premises shall not be void or voidable except as provided pursuant to the terms of this First Amendment.

a.             Acceptance.  (i) Tenant shall accept the Expansion Premises in their condition as of the Expansion Premises Commencement Date; (ii) Landlord shall have no obligation for any defects in the Expansion Premises, and (iii) Tenants taking possession of the Expansion Premises shall be conclusive evidence that Tenant accepts the Expansion Premises and that the Expansion Premises were in good condition at the time possession was taken.

b.             No Representation or Warranty.  Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Expansion Premises, and/or the suitability of the Expansion Premises for the conduct of Tenants business, and Tenant waives any implied warranty that the Expansion Premises are suitable for the Permitted Use.  Tenant shall use the Expansion Premises only for the Permitted Use under the Lease in compliance with the provisions of Section 6 of the Lease.

c.             No Work.  Landlord shall have no obligation to perform any work at the Building in connection with Tenants occupancy of the Expansion Premises or obtain any permits, approvals, or entitlements related to Tenants specific use of the Expansion Premises or Tenants business operations therein.  For the avoidance of doubt, the Work Letter attached to the Lease does not apply to the Expansion Premises.

5.             Base Rent for Expansion Premises.  (a) Tenant shall continue to pay Base Rent with respect to the Original Premises at the rates set forth in the Lease, and (b) commencing on the Expansion Premises Commencement Date, Base Rent for the Expansion Premises shall be payable at the rate of         per month and shall, notwithstanding any contrary provision contained in the Lease, thereafter be increased on each anniversary of the Expansion Premises Commencement Date by multiplying the Base Rent payable for the Expansion Premises immediately before such date by the Rent Adjustment Percentage (i.e., [***]) and adding the resulting amount to the Base Rent payable for the Expansion Premises immediately before such date.  Base Rent for the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Expansion Premises, as so adjusted, shall thereafter be due as provided in the Lease.  NotWithstanding the foregoing, on April 1, 2021 (“Expansion Premises Adjustment Date”), the Base Rent rate for the Expansion Premises shall be adjusted to equal the Base Rent rate in effect for the Original Premises.  From and after the Expansion Premises Adjustment Date through the remainder of the Term, the Base Rent for the Expansion Premises shall increase by the Rent Adjustment Percentage (i.e., [***]) on the Adjustment Date for the Original Premises as set forth in the Lease (i.e., September 1).

a.             Brokerage Commission; Base Rent Adjustment.  Notwithstanding any contrary provision contained .in this First Amendment, if required by Tenant upon written notice to Landlord received by Landlord within 30 days after the Effective Date, Landlord shall, purely as an accommodation to Tenant, pay a commission to Tenant’s broker that was involved in the Lease, and any commission so paid by Landlord shall be added to the amount of Base Rent payable for the Expansion Premises under this First Amendment as follows: the commission shall be amortized on a straight-line basis over the period from the Expansion Premises Commencement Date to the expiration of the Base Term, and the monthly amount so determined shall be added to the monthly installment of Base Rent for the Expansion Premises.

6.             Contingency.  This First Amendment is contingent (“Contingency”) on [***], the current tenant in the Expansion Premises (“Current Tenant”), vacating the Expansion Premises.  If current Tenant fails to vacate the Expansion Premises by October 31, 2015, Tenant shall have the right to terminate this First Amendment by sending written notice thereof to Landlord no later than November 20, 2015 (but if the Current Tenant vacates the Expansion Premises before Landlord receives such termination notice, such termination notice shall be void and of no effect) whereupon neither Landlord nor Tenant shall have any further rights, duties or obligations under this First Amendment and this First Amendment shall automatically terminate.  Within 10 days after written request from Landlord or Tenant, Landlord and Tenant shall execute and deliver a statement in force and substance reasonably acceptable to them confirming that the Contingency has been satisfied.  Tenant understands, acknowledges, and agrees that Landlord makes no guaranty, representation, or assurance that Current Tenant will vacate the Expansion Premises by October 31, 2015.  If Tenant does not elect to so terminate this First Amendment, such right to terminate this First Amendment shall be waived and this First Amendment shall remain in full force and effect and Landlord shall be obligated to deliver the Expansion Premises to Tenant as such time as Tenant vacates the Expansion Premises, Landlord shall provide Tenant with at least 30 days’ prior written notice of the Expansion Premises Commencement Date (“Expansion Premises Notice”).  Notwithstanding the foregoing, if Current Tenant fails to vacate the Expansion Premises on or before April 30, 2010 (“Outside Date”), Tenant shall have the option not to accept the Expansion Premises by sending written notice thereof to Landlord no later than 10 days after receipt of Expansion Premises Notice, whereupon neither Landlord nor Tenant shall have any further rights, duties, or obligations under this First Amendment and this First Amendment shall automatically terminate.

7.             Relocation Costs.  As a material inducement for Landlord to enter into this First Amendment, Tenant shall reimburse Landlord for the direct, actual, and reasonable costs (and for which Landlord is obligated to reimburse Tenant) incurred in (a) moving Current Tenant’s furniture (including, but not limited to, the disassembly and subsequent reassembly of Current Tenant’s existing workstations) and personal property located in the Expansion Premises to other premises of comparable floor area as the Expansion Premises (“New Premises”), and (b) installing phone and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

data cabling in the New Premises (collectively, “Relocation Costs”).  Tenant shall pay to Landlord, as Additional Rent, the Relocation Costs within 20 days after receipt of an Invoice therefor.  Notwithstanding the foregoing, Tenant shall not be obligated to reimburse Landlord for Relocation Costs if Tenant elects not to accept the Expansion Premises after the Outside Date in accordance with Section 6 of this First Amendment.

8.             Miscellaneous.

a.     Entire Agreement.  This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement In writing, signed by the parties hereto.

b.     Binding Effect.  This First Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.     Counterparts.  This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.     Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker; agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

e.     Ratification; Conflicts.  Except as amended and/or modified by this First Amendment, the Lease Is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail.  Regardless of whether specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

f.     Non-Disclosure of Terms.  Tenant acknowledges and agrees that the terms of the Lease are confidential and constitute proprietary information of Landlord.  Disclosure of such terms could adversely affect the ability of Landlord and its affiliates to negotiate, manage, and administer other leases and impair Landlord’s relationship with other tenants.  Accordingly, as a material inducement for Landlord to enter into this.  First Amendment, Tenant, and behalf of itself and its partners, managers, members, officers, directors, employees, agents, and attorneys, agrees that it shall not intentionally and voluntarily disclose the terms and conditions of the Lease to any publication or other media or any tenant or apparent prospective tenant of the Building or other portion of the Project, or real estate agent or broker, either directly or indirectly.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[SIGNATURES APPEAR ON NEXT PAGE]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment under seal as of the day and year first above written.

TENANT: LUPIN, INC., a Maryland corporation

By:	/s/Sean Moriarty		(SEAL)
Name:	Sean Moriarty
Title:	VP LEGAL AFFAIRS

LANDLORD: ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation,
general partner

	By:	/s/ Jackie Clem	(SEAL)
	Name:	Jackie Clem
	Title:	VP Real Estate Legal Affairs

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

JOINDER AND CONSENT OF GUARANTOR

THIS JOINDER AND CONSENT OF GUARANTOR (“this Joinder”) is made this          day of February, 2015, by LUPIN PHARMACEUTICALS, INC., a Virginia corporation (“Guarantor”).  Guarantor is party to the certain Guaranty of Lease, dated as of August 15, 2014 (“Guaranty”) whereby Guarantor has guaranteed to ARE-000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company (“Landlord”), the payment and performance obligations of LUPIN, INC., a Maryland corporation (“Tenant”), under that certain Lease Agreement (“Original Lease”) dated as of August 15, 2014, as amended by a First Amendment to Lease Agreement of even date herewith (“First Amendment”; together with the Original Lease, the “Lease”), between Landlord and Tenant.  Guarantor hereby joins in the execution of the First Amendment for the express purpose of acknowledging and consenting to the terms of the First Amendment and ratifying and confirming its obligations under, the Guaranty and expressly acknowledging that the obligations guaranteed by Guarantor thereunder include the additional obligations of Tenant arising under the First Amendment.

IN WITNESS WHEREOF, Guarantor has executed and delivered this Joinder and Consent of Guarantor under its seal as of the day and year first written above.

LUPIN PHARMACEUTICALS, INC.
a Virginia corporation

By:	/s/ Sean Moriarty	(SEAL)
Name:	Sean Moriarty
Title:	VP LEGAL AFFAIRS

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A
DRAWING SHOWING ORIGINAL PREMISES AND EXPANSION PREMISES

ORIGINAL PREMISES

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPANSION PREMISES

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.